As filed with the Securities and Exchange Commission on
           December 20, 1994      Registration No. _______________


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                    FORM S-8 REGISTRATION STATEMENT
                    Under the Securities Act of 1933


                      FIRST NATIONAL BANCORP
          (Exact name of Registrant as Specified in its Charter)

           GEORGIA                                  58-1415138
     (State or other juris-                       (I.R.S. Employer
     diction of incorporation                      Identification
     or organization)                                   No.)

                   303 Jesse Jewell Parkway, Suite 700
                           P. O. Drawer 937
                      Gainesville, Georgia 30503
     (Address of principal executive offices including zip code)

            FIRST NATIONAL BANCORP PERFORMANCE-BASED
                      RESTRICTED STOCK PLAN
                     (Full Title of the Plan)

                            C. Talmadge Garrison
                           First National Bancorp
                     303 Jesse Jewell Parkway, Suite 700
                         Gainesville, Georgia 30501
                              (404) 503-2104
     (Name and address, and telephone Number of agent for service)

              Please send copies of all correspondence to:
                          T. Treadwell Syfan
                       Stewart, Melvin & Frost
                           Attorneys at Law
                     Hunt Tower, 200 Main Street
                            P. O. Box 3280
                      Gainesville, Georgia 30503
                            (404) 536-0101


                 CALCULATION OF REGISTRATION FEE



                              Proposed       Proposed
Title of                      Maximum        Maximum        Amount of
Securities     Amount         Offering       Aggregate      Registra-
Being          Being          Price          Offering       tion
Registered     Registered(1)  Per Share(2)   Price(2)       Fee(2)

Common
Stock
$1.00 par                     $29.00/$33.00/
Value          112,000 shrs.     $37.00      $3,768,340     $1,299.43

__________________________________

(1) Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend or certain other capital adjustments.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h). For purposes of such calculation, the shares are deemed to be offered at the prices at which such restricted stock may be issued (31,033 shares at $29.00; 31,849 shares at $33.00; 49,118 shares at $37.00).



An index of all Exhibits attached hereto is provided at page __.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3.  Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference in this Registration Statement and made a part hereof:

     (1) Annual Report of First National Bancorp ("FBAC") on Form 10-K for the fiscal year ended December 31, 1993, filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

     (2) All other reports filed by FBAC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (1) above.

     (3) The description of FBAC common stock contained in FBAC's Registration Statement on Form S-14 (File No. 2-71367) declared effective on April 30, 1981, as such description is updated by FBAC's Current Report on Form 8-K, dated April 20, 1988, and by FBAC's Current Report on Form 8-K, dated April 23, 1993.

     All documents subsequently filed by FBAC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicated that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

     Item 5.  Interests of Named Experts and Counsel.

     The legality of the shares of common stock of FBAC to be issued under the Plan will be passed upon by Stewart, Melvin & Frost, Attorneys-at-Law, Sixth Floor, Hunt Tower, 200 Main Street, Gainesville, Georgia 30501. W. Woodrow Stewart is a partner in the firm and is a stockholder and director of FBAC and a director of The First National Bank of Gainesville, a FBAC subsidiary. J. Kenneth Nix, Sr. is a partner in the firm and is a stockholder and director of FBAC and a director of First National Bank of White County, a FBAC subsidiary. In addition, certain partners and associates of Stewart, Melvin & Frost, including the attorneys in the firm who have participated in this matter, own substantial shares of FBAC stock. Stewart, Melvin & Frost serves as general counsel to FBAC, The First National Bank of Gainesville, and First National Bank of White County.

     Item 6.  Indemnification of Directors and Officers.

     The by-laws of FBAC provide that any person may be indemnified or reimbursed by FBAC for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he shall be made a party by reason of his being or having been a director, officer or employee of FBAC or of any firm, corporation or organization which he served in any such capacity at the request of FBAC. However, under the by-laws, no person may be indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he is finally adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of his duties for FBAC. In addition, the by-laws provide that no person shall be indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of FBAC, or the Board of Directors, acting by vote of the directors not parties to the same or substantially the same action, suit or proceeding constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement is not exclusive of other rights to which such person may be entitled as a matter of law.

     In addition, Georgia law provides broad discretion to directors and shareholders of corporations to indemnify officers, directors and employees against liabilities and expenses of defending civil (and in some cases criminal) matters. See Official Code of Georgia Annotated, Section 14-2-156.

     In general, the effect of the above-referenced statute and of the by-laws of FBAC is that FBAC will indemnify its directors, officers and employees for reasonable expenses and damages actually incurred in connection with any action, suit or proceeding, civil or criminal, to which they shall be made a party by reason of their being or having been directors, officers or employees of the corporation, provided that such persons are not finally adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of their duties for FBAC. The by-laws also provide that FBAC may purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed under the by-laws. Pursuant to the by-laws, FBAC has purchased insurance to indemnify its officers and directors.

     The Articles of Incorporation of FBAC were amended in May of 1990 to provide that the directors of FBAC have no personal liability to FBAC or its shareholders for monetary damages for breach of duty of care or other duty as a director resulting from any act or omission other than personal liability of a director
(i) for any appropriation, in violation of his duties, of any business opportunity of FBAC, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law,
(iii) for voting in favor of or assenting to distributions to shareholders which are unlawful under Official Code of Georgia Annotated ("O.C.G.A.") Section 14-2-640 where it is established he did not perform his duties in compliance with O.C.G.A. Section 14-2-830, or
(iv) for any transactions from which the director received an improper personal benefit.


     Item 8.  Exhibits.

     See Index of Exhibits at page ______ and Exhibits immediately following the index.

     Item 9.  Undertakings.

     (a)  Rule 415 Offering.
     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)    To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of
                 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                 Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                 Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Georgia, this 19th day of December, 1994.

                                   FIRST NATIONAL BANCORP



                                   By: s/Richard A. McNeece
                                       Richard A. McNeece, Chairman
                                       and C.E.O.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature

1.   Principal Executive Officer


     s/Richard A. McNeece          Director, Chairman and C.E.O.
     Richard A. McNeece

     12-19-94
     Date


2.   Principal Financial Officer


     s/Peter D. Miller             Director, President, C.A.O. and
     Peter D. Miller               C.F.O.

     12-19-94
     Date


3.   Principal Accounting Officer


     s/C. Talmadge Garrison        Senior Vice President and
     C. Talmadge Garrison          Secretary

     12-19-94
     Date

4.   s/Richard L. Shockley         Director and Vice Chairman of
     Richard L. Shockley           the Board

     12-19-94
     Date


     s/Jane Wood Banks             Director
     Jane Wood Banks

     12-19-94
     Date


     s/Thomas S. Cheek             Director
     Thomas S. Cheek

     12-19-94
     Date


     s/John A. Ferguson, Jr.       Director
     John A. Ferguson, Jr.

     12-19-94
     Date


     s/James H. Harris, Jr.        Director
     James H. Harris, Jr.

     12-19-94
     Date


     s/Ray C. Jones                Director
     Ray C. Jones

     12-19-94
     Date


     s/Arthur J. Kunzer, Jr.       Director
     Arthur J. Kunzer, Jr.

     12-19-94
     Date


     s/W. L. Lester                Director
     W. L. Lester

     12-19-94
     Date


     s/Loy D. Mullinax             Director
     Loy D. Mullinax

     12-19-94
     Date


     s/J. Kenneth Nix, Sr.         Director
     J. Kenneth Nix, Sr.

     12-19-94
     Date


     s/Edwin C. Poss               Director
     Edwin C. Poss

     12-19-94
     Date


     s/Paul J. Reeves              Director
     Paul J. Reeves

     12-19-94
     Date


     s/A. Roy Roberts, Jr.         Director
     A. Roy Roberts, Jr.

     12-19-94
     Date


     _________________________     Director
     Harold L. Smith

     _________________________
     Date

     s/W. Woodrow Stewart          Director
     W. Woodrow Stewart

     12-19-94
     Date


     s/Bobby M. Thomas             Director
     Bobby M. Thomas

     12-19-94
     Date


     _________________________     Director
     James A. Walters

     _________________________
     Date


     s/M.G. West                   Director
     M. G. West

     12-19-94
     Date


     s/J. Michael Womble           Director
     J. Michael Womble

     12-19-94
     Date


     _________________________     Director
     Joe Wood, Jr.

     _________________________
     Date

                          EXHIBIT INDEX


Exhibit          Description of Exhibits                    Page


5                Opinion of Stewart, Melvin & Frost

23.1             Consent of KPMG PEAT MARWICK LLP

23.2             Consent of Stewart, Melvin & Frost
                 (contained in Exhibit 5).

                                                     Exhibit 23.1





                  INDEPENDENT AUDITORS' CONSENT


The Board of Directors
First National Bancorp:

We consent to incorporation herein by reference of our report dated January 28, 1994, relating to the consolidated balance sheets of First National Bancorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the annual report on Form 10-K of First National Bancorp for the year ended December 31, 1993. Our report refers to changes in method of accounting for investments, income taxes, and postretirement benefits to adopt Statement of Financial Accounting Standards (SFAS) No. 115, SFAS No. 109, and SFAS No. 106.


                                   s/KPMG PEAT MARWICK LLP
                                   KPMG PEAT MARWICK LLP


Atlanta, Georgia
December 16, 1994

                        December 19, 1994



First National Bancorp
P. O. Drawer 937
Gainesville, Georgia  30503

Gentlemen:

     We have acted as counsel for First National Bancorp, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 90,000 shares of the common stock of the Company, $1.00 par value per share, pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement").

     In rendering the opinion contained herein, we have examined originals or photostatic or certified copies of all certificates, documents, agreements and other instruments as we have deemed appropriate.

     Based upon the foregoing, we are of the opinion that each of the 90,000 shares of the common stock of the Company covered by the Registration Statement, when issued by the Company in accordance with the First National Bancorp Performance-Based Restricted Stock Plan, will be duly authorized, validly issued, fully paid and nonassessable.

     This opinion is furnished by us solely for the benefit of the Company in connection with the filing of the Registration Statement. We consent to the use of this opinion as an exhibit to the Registration Statement, and to the references to this firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                   Very truly yours,

                                   STEWART, MELVIN & FROST



                                   By:s/T. Treadwell Syfan
                                      T. Treadwell Syfan, Partner